Exhibit 99.1

Contact:

Kay Rindels

SPS Commerce

866-245-8100

krindels@spscommerce.com

SPS Commerce Acquires ToolBox Solutions

Acquisition extends company’s leadership in retail analytics solutions and expands the SPS retail network

Company to host conference call today at 8:30 am ET

MINNEAPOLIS, JANUARY 6, 2016 – SPS Commerce, Inc. (Nasdaq: SPSC), a leading provider of cloud-based supply chain management solutions for the retail industry, today announced the acquisition of ToolBox Solutions, a leading provider of point-of-sale analytics and category management services to retailers and consumer packaged goods suppliers in North America. The acquisition expands the SPS Commerce retail network, building on its current network of more than 60,000 organizations in 60 countries, and strengthens its analytics offerings.

ToolBox Solutions has established relationships with many leading retailers and CPG suppliers in the convenience, grocery and drug store segments. ToolBox Solutions employees will continue to be based in Toronto.

“We are pleased to welcome ToolBox Solutions’ employees and customers to SPS Commerce,” said Archie Black, CEO of SPS Commerce. “In the omnichannel era, retailers and suppliers need rich insights into consumers’ purchase behavior, both in store and online. Enabling collaboration and visibility between trading partners around consumer demand trends and inventory is essential in order to drive growth. With the acquisition of ToolBox Solutions, we expand our expertise in point-of-sale analytics for both retailers and suppliers. We’re excited to incorporate ToolBox Solutions’ success into SPS Commerce’s global network.”

As part of the industry’s broadest retail network, ToolBox Solutions’ customers will be able to take advantage of a powerful suite of solutions that allow them to easily and efficiently integrate and collaborate with their trading partners.

“ToolBox Solutions is thrilled to join the SPS Commerce network,” said Gerald Vandenberg, Executive Vice President at ToolBox Solutions. “We’re excited to join forces with SPS to help enhance their market-leading analytics solutions. Through this acquisition, our customers will gain access to a broad suite of cloud-based supply chain solutions to connect with their trading partners around the globe.”

Acquisition Details

Under the terms of the acquisition agreement, SPS Commerce acquired all of the shares of ToolBox Solutions for approximately $18.4 million in cash and $4.5 million in stock which represents approximately 65,000 shares. This amount includes $1.1 million of stock that is subject to an earn-out and has not yet been issued. ToolBox Solutions is headquartered in Toronto.

For the first quarter of 2016, SPS Commerce anticipates the acquisition will add approximately $1.45 million of revenue and expects Adjusted EBITDA to be negatively impacted by approximately $300,000. For the first quarter, the company expects approximately $350,000 of amortization expense associated with the acquisition.

For fiscal 2016, the Company expects the acquisition will add approximately $6 million of revenue. The Company also anticipates the acquisition to negatively impact Adjusted EBITDA by approximately $800,000 and expects the acquisition to be accretive to Adjusted EBITDA starting in the first quarter of 2017. For the full year 2016, the Company expects approximately $1.4 million of amortization expense associated with the acquisition.

The Company will provide consolidated 2016 guidance in its fourth quarter and full year 2015 financial results press release anticipated to be issued on February 3, 2016.

Conference Call Information

SPS Commerce will host a conference call today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID# 20164667 at least five minutes prior to the 7:30 a.m. CT start time. A live webcast of the call will also be available at investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry’s most broadly adopted, retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. SPS Commerce has achieved 59 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, and RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE, RSX, SPS logo, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company’s board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income, income tax expense and other adjustments as necessary for a fair presentation. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company’s capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company’s capital structure and the method by which assets were acquired.

Non-GAAP net income per share consists of net income plus non-cash, stock-based compensation expense and amortization expense related to intangible assets divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP net income per share is useful to an investor because it is widely used to measure a company’s operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SPS Commerce’s future expectations, plans and prospects, including our views regarding the impact of the acquisition of ToolBox Solutions, future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2016, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause our results to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents we file with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2014, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this press release are made only as of the date hereof. We cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, we expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.